Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 28, 2020	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Adds Two Board Members; Reports 2020 Second Quarter Financial Results

HONOLULU — July 28, 2020 — Hawaiian Holdings, Inc. (NASDAQ: HA) ("we" or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today announced the addition of C. Jayne Hrdlicka, former CEO of Australia-based Jetstar Group, and Michael E. McNamara, Executive Vice President and CIO of Target Corporation to its Board of Directors.

Hrdlicka, who served as CEO of New Zealand’s a2 Milk Company after her time at Jetstar parent Qantas Airways, has substantial experience in the airline and retail sectors. McNamara joined Target in 2015 and in his capacity as CIO has overseen the transformation of the retailer’s technology portfolio. Prior to joining Target, McNamara held positions of increasing authority with TESCO, a publicly traded international retailer headquartered in the UK.

“We welcome the additional experience and perspective both Jayne and Mike will bring to our Board of Directors, particularly as we emerge from the COVID-19 pandemic,” said Larry Hershfield, Chairman of the Board of Directors of Hawaiian Holdings, Inc. “Jayne brings significant airline and international perspective to our company, while Mike adds deep expertise in technology with consumer-focused companies.”

Also today, the Company reported its financial results for the second quarter of 2020.

Second Quarter 2020 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	($106.9M)	($164.7M)	($174.7M)	($233.6M)
Diluted EPS	($2.33)	($3.54)	($3.81)	($5.04)
Pre-tax Margin	(254.2)%	(265.4) pts.	(383.9)%	(395.3) pts.

"Our second quarter results reflect the continued impact of COVID-19 and State of Hawai‘i quarantines on our business,” said Peter Ingram, Hawaiian Airlines President and CEO. "In the face of these unprecedented challenges, we have taken action to preserve and raise cash and are crafting plans to position us for the future even as we address the immediate adversity. With our leisure business model and relentless focus on the needs of the Hawai‘i traveler, we are positioned to emerge from this crisis poised for success. I am grateful, as always, for the efforts of my extraordinary colleagues, as they take care of our guests and adapt to this ever-changing environment with passion and dedication."

Liquidity and Capital Resources

As of June 30, 2020, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $761 million
•Outstanding debt and finance lease obligations of $1,006 million
•Air traffic liability of $554 million

Second Quarter 2020

The State of Hawai‘i was under the mandatory 14-day self-quarantine for both neighbor island and all incoming travelers for most of the second quarter of 2020, and as a consequence, the Company operated an extremely limited schedule. The mandatory 14-day self-quarantine restriction was lifted on June 16, 2020 for neighbor island travel only. Following this announcement, the Company increased neighbor island flight activity, but continued with its reduced schedule for longer haul flights.

In addition to service suspension and schedule reduction, the Company has taken, and will continue to take, actions to minimize cash outflow in an effort to mitigate the effects of reduced demand, including, but not limited to:

•Suspended dividend payments on, and the repurchase of, its common stock
•Instituted a hiring freeze across the Company, except for operationally critical and essential positions
•Deferred non-critical capital expenditures
•Instituted voluntary unpaid leave programs and exploring involuntary headcount reduction
•Reduced executive pay by 10% - 50%
•Reduced other discretionary spending, including contractor and vendor spend
•Negotiated payment deferrals with key vendors

As of June 30, 2020, the Company has received $214.2 million in grants and $49.0 million in loans pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") Payroll Support Program ("PSP"). The Company expects to receive an additional $29.2 million in July 2020.

Third Quarter 2020

Due to the uncertain timing of the relaxation of travel and quarantine restrictions, the Company is unable to provide detailed guidance related to capacity expectations for the quarter ending September 30, 2020. July 2020 capacity, in terms of available seat miles (ASMs), is expected to be approximately 86% below the capacity flown in July 2019, and the Company expects August 2020 capacity to decrease 85% compared to August 2019. As a significant portion of the Company's costs are fixed, operating expenses are not expected to decline in proportion to the capacity decline.

To further increase liquidity, the Company has entered into additional financing transactions in July 2020. This includes the following:

•Raised $114 million through the sale and leaseback of two Airbus A321neo aircraft
•Signed a non-binding letter of intent with the U.S. Department of Treasury pursuant to which the Company is eligible to receive up to $364 million in Economic Relief Program ("ERP") loans offered under the CARES Act; the Company has until March 2021 to determine how much of the available ERP funds to borrow.

COVID-19 Response - Guest Experience and Community Relations

In response to the COVID-19 pandemic, the Company has enhanced cleaning procedures and revised guest-facing procedures in an effort to minimize the risk of transmission of COVID-19. These procedures are in line with current recommendations from leading public health authorities and include:

•Performing enhanced aircraft cleaning between flights and overnight, including recurring electrostatic spraying of all aircraft
•Frequent cleaning and disinfecting of counters and self-service check-in kiosks in our airports
•Ensuring hand sanitizers are readily available for guests statewide and at our mainland airports
•Requiring guests and guest-facing employees to wear face masks or coverings, with guests required to keep them on from check-in to deplaning

•Modifying boarding and deplaning processes and limiting the capacity of available seats on all aircraft to no higher than 70% to provide physical distancing
•Changing in-flight service to reduce close interactions between crew members and guests

The Company, along with its employees, has also taken measures to support the community through the COVID-19 pandemic, which include:

•Donating Main Cabin and Business Class pillowcases, blankets, mattress pads, amenity kits, and Business Class slippers to 12 local organizations serving the community during the pandemic
•Offering complimentary neighbor island transportation for medical professionals in April and May
•Providing complimentary transportation of food and household items from O'ahu to both Moloka'i and Lana'i in April and May
•Volunteering to support local non-profit organizations addressing the COVID-19 pandemic, from company-wide efforts to individual employee initiatives

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today (July 28, 2020) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s business plans and ability to successfully emerge from the COVID-19 pandemic; the Company's response to developments related to the COVID-19 pandemic; the Company's efforts to minimize cash outflow, mitigate the effects of declining demand and increase liquidity; expectations regarding available seat miles for the months of July and August 2020 and the Company's operating expenses in the third quarter of 2020; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting plans related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$29,762	$653,423	(95.4)%	$533,231	$1,254,727	(57.5)%
Other	30,242	58,766	(48.5)%	85,917	114,213	(24.8)%
Total	60,004	712,189	(91.6)%	619,148	1,368,940	(54.8)%
Operating Expenses:
Wages and benefits	30,329	180,070	(83.2)%	218,583	355,135	(38.5)%
Aircraft fuel, including taxes and delivery	7,003	140,600	(95.0)%	120,481	266,704	(54.8)%
Maintenance, materials and repairs	13,994	58,131	(75.9)%	74,403	121,176	(38.6)%
Aircraft and passenger servicing	3,036	39,641	(92.3)%	41,319	78,541	(47.4)%
Depreciation and amortization	39,333	39,527	(0.5)%	78,782	77,678	1.4%
Commissions and other selling	2,927	32,471	(91.0)%	29,643	63,307	(53.2)%
Aircraft rent	23,886	30,843	(22.6)%	50,890	61,239	(16.9)%
Other rentals and landing fees	13,677	31,386	(56.4)%	43,443	62,432	(30.4)%
Purchased services	19,887	32,733	(39.2)%	54,128	65,186	(17.0)%
Special items	34,014	—	100.0%	160,918	—	100.0%
Other	20,882	37,906	(44.9)%	63,618	75,985	(16.3)%
Total	208,968	623,308	(66.5)%	936,208	1,227,383	(23.7)%
Operating Income (Loss)	(148,964)	88,881	(267.6)%	(317,060)	141,557	(324.0)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(8,221)	(7,300)		(15,016)	(14,830)
Interest income	2,766	3,074		5,786	6,057
Capitalized interest	921	1,257		1,752	2,542
Gains (losses) on fuel derivatives	(184)	(3,220)		(6,636)	(2,650)
Other, net	1,161	(3,083)		3,465	(4,108)
Total	(3,557)	(9,272)		(10,649)	(12,989)
Income (Loss) Before Income Taxes	(152,521)	79,609		(327,709)	128,568
Income tax expense (benefit)	(45,617)	21,776		(76,433)	34,377
Net Income (Loss)	$(106,904)	$57,833		$(251,276)	$94,191
Net Income (Loss) Per Share
Basic	$(2.33)	$1.21		$(5.47)	$1.96
Diluted	$(2.33)	$1.21		$(5.47)	$1.96
Weighted Average Number of Common Stock Shares Outstanding:
Basic	45,971	47,854		45,969	48,122
Diluted	45,971	47,889		45,969	48,158

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended June 30,						Six months ended June 30,
	2020		2019			% Change	2020		2019			% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	182		2,957			(93.8)%	2,542		5,777			(56.0)%
Revenue passenger miles (RPM)	95,084		4,487,362			(97.9)%	3,806,558		8,615,090			(55.8)%
Available seat miles (ASM)	409,490		5,153,025			(92.1)%	5,384,460		10,003,748			(46.2)%
Passenger revenue per RPM (Yield)	31.30	¢	14.56	¢		115.0%	14.01	¢	14.56	¢		(3.8)%
Passenger load factor (RPM/ASM)	23.2%		87.1%		(63.9)	pts.	70.7%		86.1%		(15.4)	pts.
Passenger revenue per ASM (PRASM)	7.27	¢	12.68	¢		(42.7)%	9.90	¢	12.54	¢		(21.1)%
Total Operations (a) :
Revenue passengers flown	182		2,959			(93.8)%	2,544		5,781			(56.0)%
Revenue passenger miles (RPM)	95,084		4,491,974			(97.9)%	3,809,858		8,620,459			(55.8)%
Available seat miles (ASM)	409,490		5,157,677			(92.1)%	5,389,019		10,009,598			(46.2)%
Operating revenue per ASM (RASM)	14.65	¢	13.81	¢		6.1%	11.49	¢	13.68	¢		(16.0)%
Operating cost per ASM (CASM)	51.03	¢	12.09	¢		322.1%	17.37	¢	12.26	¢		41.7%
CASM excluding aircraft fuel and non-recurring items (b)	68.26	¢	9.38	¢		627.7%	14.22	¢	9.62	¢		47.8%
Aircraft fuel expense per ASM (c)	1.70	¢	2.73	¢		(37.7)%	2.23	¢	2.66	¢		(16.2)%
Revenue block hours operated	6,496		54,840			(88.2)%	59,355		106,466			(44.2)%
Gallons of jet fuel consumed	7,759		67,277			(88.5)%	71,580		131,798			(45.7)%
Average cost per gallon of jet fuel (actual) (c)	$0.90		$2.09			(56.9)%	$1.68		$2.02			(16.8)%
Economic fuel cost per gallon (c)(d)	$1.26		$2.14			(41.1)%	$1.76		$2.07			(15.0)%

(a) Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(b) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c) Includes applicable taxes and fees.
(d) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$7,003	$140,600	(95.0)%	$120,481	$266,704	(54.8)%
Realized losses on settlement of fuel derivative contracts	2,751	3,051	(9.8)%	5,837	5,895	(1.0)%
Economic fuel expense	$9,754	$143,651	(93.2)%	$126,318	$272,599	(53.7)%
Fuel gallons consumed	7,759	67,277	(88.5)%	71,580	131,798	(45.7)%
Economic fuel costs per gallon	$1.26	$2.14	(41.1)%	$1.76	$2.07	(15.0)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM, EBITDAR, and pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and six months ended June 30, 2020, the effective tax rate included a tax benefit of $9.2 million and $23.4 million, respectively, resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which net operating losses were carried back as a result of the enactment of the CARES Act.

•During the three and six months ended June 30, 2020, the Company recognized $111.6 million in contra-expense related to grant proceeds from the PSP. The grant proceeds are recognized in proportion to estimated wages and benefits expense over the 6-month period the PSP covers. The Company expects to use all proceeds from the PSP by the end of 2020.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.
•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•The Company recorded the following as special items:

◦During the three months ended June 30, 2020, an impairment charge of $27.5 million was recorded related to the Company's ATR-42 and ATR-72 fleets. An additional impairment charge of $3.4 million was recorded related to the Company's commercial real estate subsidiary.

◦During the three months ended June 30, 2020, the Company recorded $3.1 million of charges related to write-downs of projects permanently suspended as a result of the COVID-19 pandemic.

◦During the three months ended March 31, 2020, a charge of $20.2 million was recorded for the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 (related to service prior to January 1, 2020).
◦During the three months ended March 31, 2020, a special charge of $106.7 million was recorded for goodwill impairment resulting from the decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

•During the three and six months ended June 30, 2019, the Company recorded a gain on disposal of Boeing 767-300 aircraft equipment of $0.9 million and $1.9 million, respectively, in conjunction with the retirement of its B767 fleet.

The Company believes that adjusting for the impact of an effective tax rate differential, changes in fair value of fuel derivative contracts and foreign currency derivative contracts, fluctuations in foreign exchange rates, special items, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended June 30,				Six months ended June 30,
	2020		2019		2020		2019
	Total	Diluted Net Loss Per Share	Total	Diluted Net Income Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Income Per Share
	(in thousands, except per share data)
GAAP Net Income (Loss), as reported	$(106,904)	$(2.33)	$57,833	$1.21	$(251,276)	$(5.47)	$94,191	$1.96
Add: CARES Act carryback of additional NOLs	(9,238)	(0.20)	—	—	(23,394)	(0.51)	—	—
Add: CARES Act grant recognition	(111,560)	(2.43)	—	—	(111,560)	(2.43)	—	—
Add (deduct): changes in fair value of fuel derivative contracts	(2,567)	(0.06)	169	—	799	0.02	(3,245)	(0.07)
Add: unrealized loss on foreign debt	1,679	0.04	2,167	0.05	2,422	0.05	1,537	0.03
Add: gain on sale of aircraft equipment	—	—	(851)	(0.02)	—	—	(1,948)	(0.04)
Add: unrealized loss (gain) on non-designated fx positions	612	0.01	—	—	(200)	—	—	—
Add: special items	34,014	0.74	—	—	160,918	3.50	—	—
Deduct: tax effect of adjustments	19,253	0.42	(386)	(0.01)	13,430	0.29	951	0.02
Adjusted Net Income (Loss)	$(174,711)	$(3.81)	$58,932	$1.23	$(208,861)	$(4.55)	$91,486	$1.90

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands)
Income Before Income Taxes, as reported	$(152,521)	$79,609	$(327,709)	$128,568
Add: CARES Act grant recognition	(111,560)	—	(111,560)	—
Add (deduct): changes in fair value of fuel derivative contracts	(2,567)	169	799	(3,245)
Add: unrealized loss on foreign debt	1,679	2,167	2,422	1,537
Add: gain on sale of aircraft and equipment	—	(851)		(1,948)
Add: unrealized loss (gain) on non-designated fx positions	612	—	(200)	—
Add: special items	34,014	—	160,918	—
Adjusted Income Before Income Taxes	$(230,343)	$81,094	$(275,330)	$124,912

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended June 30,				Six months ended June 30,
	2020		2019		2020		2019
	(in thousands, except CASM data)
GAAP Operating Expenses	$208,968		$623,308		$936,208		$1,227,383
Less: aircraft fuel, including taxes and delivery	(7,003)		(140,600)		(120,481)		(266,704)
Less: CARES Act grant recognition	111,560		—		111,560		—
Less: gain on sale of aircraft and equipment	—		851		—		1,948
Less: special items	(34,014)		—		$(160,918)		—
Adjusted Operating Expenses	$279,511		$483,559		$766,369		$962,627
Available Seat Miles	409,490		5,157,677		5,389,019		10,009,598
CASM - GAAP	51.03	¢	12.09	¢	17.37	¢	12.26	¢
Less: aircraft fuel, including taxes and delivery	(1.70)		(2.73)		(2.23)		(2.66)
Less: CARES Act grant recognition	27.24		—		2.07		—
Less: gain on sale of aircraft and equipment	—		0.02		—		0.02
Less: special items	(8.31)		—		(2.99)		—
Adjusted CASM	68.26	¢	9.38	¢	14.22	¢	9.62	¢
Pre-tax margin
The Company excludes unrealized losses (gains) from fuel derivative contracts and foreign currency derivative contracts, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Pre-Tax Margin, as reported	(254.2)%	11.2%	(52.9)%	9.4%
Add: CARES Act grant recognition	(185.9)	—	(18.0)	—
Add: changes in fair value of fuel derivative contracts	(4.3)	—	0.1	(0.2)
Add: unrealized loss on foreign debt	2.8	0.3	0.3	0.1
Add: gain on sale of aircraft and equipment	—	(0.1)	—	(0.1)
Add: unrealized loss (gain) on non-designated fx positions	1.0	—	—	—
Add: special items	56.7	—	26.0	—
Adjusted Pre-Tax Margin	(383.9)%	11.4%	(44.5)%	9.2%